1990 UNISYS LONG-TERM INCENTIVE PLAN


                                   ARTICLE I
                          PURPOSE AND ADOPTION OF THE PLAN


1.1 Purpose. The purpose of the 1990 Unisys Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees of Unisys and its Subsidiaries to achieve long-term corporate objectives.

1.2 Adoption and Term. The Plan has been approved by the Board and is effective as of January 1, 1990, and will remain in effect until terminated or abandoned by action of the Board; provided, however, that no Incentive Stock Option may be granted after December 31, 1999.

                                    ARTICLE II
                                    DEFINITIONS

2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest Fair Market Value of a share of Company Common Stock during the sixty day period ending on the date of such Change in Control or (ii) in the case of a Change in Control described in
Section 2.7(a) or 2.7(c), the highest price per share of Company Common Stock paid to holders of Company Common Stock in any transaction (or series of transactions) constituting or resulting from such Change in Control.

2.2 "Award" shall mean any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in
Article VII, Performance Units described in Article VIII, Performance Awards described in Article IX, or any other award made under the terms of the Plan.

2.3 "Award Agreement" means a written agreement between the Company and a Participant or a written acknowledgement from the Company specifically setting forth the terms and conditions of an Award granted under the Plan.

2.4 "Award Period" means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.5 "Beneficiary" means an individual, trust or estate who or which by designation of the Participant or Transferee or operation of law succeeds to the rights and obligations of the Participant or Transferee under the Plan and Award Agreement upon the Participant's or Transferee's death.

2.6   "Board" means the Board of Directors of Unisys.

2.7   "Change in Control" means any of the following events:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
Section 2.07; or

         (b) Individuals who, as of May 25, 1995, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.8   "Code" means the Internal Revenue Code of 1986, as amended.
References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplement or supersedes said section.

2.9   "Committee" means the Corporate Governance and Compensation
Committee of the Board.

2.10 "Company Common Stock" means the common stock of Unisys, par value $.01 per share.

2.11 "Company Voting Securities" means the combined voting power of all outstanding voting securities of Unisys entitled to vote generally in the election of directors for the Board.

2.12 "Date of Grant" means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.14  "Exercise Price" means, with respect to a Stock Appreciation
Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2.

2.15 "Fair Market Value" means, on any date, the average of the high and low quoted sales prices of a share of Company Common Stock, sold regular way, through the official close of the New York Stock Exchange at 4:00 p.m. U.S. Eastern Standard Time on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

2.16 "Incentive Stock Option" means a stock option within the meaning of Section 422A of the Code.

2.17  "Incumbent Board" means the Board as of May 25, 1995.

2.18 "Non-Qualified Stock Option" means a stock option which is not an Incentive Stock Option.

2.19 "Normal Retirement Date" means the date on which a Participant is eligible to retire with unreduced benefits under a defined benefit pension plan or arrangement of Unisys or one of its Subsidiaries or, in the event that the Participant is not a member of such a defined benefit pension plan or arrangement, the date on which the Participant would otherwise be eligible to retire with unreduced benefits under the Unisys Pension Plan.

2.20 "Options" means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.21 "Other Retirement Date" means a date earlier than a Participant's Normal Retirement Date which is specifically designated by the Committee to be the date upon which a Participant retires for purposes of this Plan.

2.22 "Outstanding Company Common Stock" means, at any time, the issued and outstanding shares of Company Common Stock.

2.23  "Participant" shall have the meaning set forth in Section 5.1.

2.24  "Performance Awards" means Awards granted in accordance with
Article IX.

2.25  "Performance Units" means Awards granted in accordance with
Article VIII.

2.26 "Plan" shall mean the 1990 Unisys Long-Term Incentive Plan as described herein and as may be amended from time to time.

2.27 "Purchase Price", with respect to Options, shall have the meaning set forth in Section 6.1(b).

2.28 "Restricted Shares" means Company Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.29 "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

2.30  "Stock Appreciation Right" means Awards granted in accordance with
Article VI.

2.31 "Stock Award" means a Non-Qualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other stock-based Award authorized by the Board hereunder.

2.32 "Subsidiary" shall have the meaning set forth in Section 425(f) of the Code.

2.33 "Termination of Employment" means the voluntary or involuntary termination of a Participant's employment with Unisys or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be Unisys or one of its Subsidiaries. Whether military or other government or eleemosynary service shall constitute Termination of Employment, or whether a Termination of Employment is a result of disability, shall be determined in each case by the Committee in its sole discretion.

2.34 "Transferee" means the holder of Non-Qualified Stock Options after a transfer in accordance with Section 11.4 and the Award Agreement.

2.35  "Unisys" means Unisys Corporation, a Delaware corporation.

                                 ARTICLE III
                                ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Committee. The Committee shall be selected from time to time by the Board, and shall be comprised of not less than three members of the Board or such other persons who would constitute a disinterested administrator under the requirements of Rule 16b-3. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of Unisys), to allow some or all Non-Qualified Stock Options of some or all Participants to be transferable subject to the limitations set forth in the Award Agreement, and to substitute new options for underwater options (including options granted under other Plans of Unisys) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted as it may deem necessary or advisable. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of Unisys.

                                   ARTICLE IV
                                      STOCK

4.1   Number of Shares Issuable.  Subject to adjustments as provided in
Section 11.9, the stock to be offered under the Plan shall be authorized and unissued shares, or issued shares which shall have been reacquired by Unisys, of Company Common Stock. The total number of shares initially authorized to be issued under the Plan shall be 4 million shares, which limit shall be increased as of January 1 of each calendar year commencing in 1991 by a number of shares equal to 2% of the total amount of Outstanding Company Common Stock (not including shares issued under this Plan) as of such January 1; provided, however, that not more than one million shares of Company Common Stock shall be issued upon the exercise of Incentive Stock Options awarded under the Plan. In addition, the 1.4 million shares remaining available for the grant of awards as of January 1, 1990 under the terms of the 1982 Unisys Long-Term Incentive Plan shall be available for issuance hereunder.

4.2 Shares Subject to Terminated Awards. The shares of Company Common Stock involved in any unexercised portions of terminated Options (including cancelled Options) granted under Article VI, shares of Company Common Stock forfeited as provided in Section 7.2(a), unexercised shares from terminated awards under Section 9.2 and shares of Company Common Stock subject to Awards which are otherwise surrendered by the Participant or Transferee may again be subject to Stock Awards. Shares of Company Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Option grants under the Plan, but shares of Company Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Company Common Stock available for the grant of Options. Any shares of Company Common Stock issued by Unisys pursuant to its assumption or substitution of outstanding grants from acquired companies shall not reduce the number of shares available for grants under this Plan.

                                  ARTICLE V
                                 PARTICIPANTS

5.1 Eligible Participants. Participants in the Plan shall be such officers and other key employees of Unisys and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

                                  ARTICLE VI
                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1   Option Awards.

         (a) The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant or Transferee to purchase Company Common Stock from Unisys in such quantity, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Stock Option granted under this Plan shall be set forth in an Award Agreement.

         (b) Purchase Price of Options. The Purchase Price of each share of Company Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee, provided that, with respect to Participants or Transferees subject to Section 16(b) of the Exchange Act, such Purchase Price shall be not less than 50% of the Fair Market Value on the Date of Grant, and provided further that the Purchase Price for shares of Company Common Stock purchased pursuant to Stock Options designated by the Committee as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under Section 422A of the Code.

         (c) Designation of Incentive Stock Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option under Section 422A of the Code.

              (1) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of Unisys) which would result in stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year, or which would entitle such Participant to purchase a number of shares greater than the maximum number permitted by Section 422A of the Code as in effect on the Date of Grant.

              (2) Other Incentive Stock Option Terms. Whenever possible, each provision in the Plan and in every Option granted under this Plan which is designated by the Committee as an Incentive Stock Option shall be interpreted in such a manner as to entitle the Option to the tax treatment afforded by Section 422A of the Code. If any provision of this Plan or any Option designated by the Committee as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (A) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422A of the Code, and (B) all other provisions of this Plan and the Stock Option Agreement shall remain in full force and effect. If any agreement covering an Option designated by the Committee to be an Incentive
Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422A of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

         (d) Rights as a Stockholder. A Participant or Transferee shall have no rights as a stockholder with respect to any shares of Company Common Stock covered by an Option until the Participant or Transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such shares of Company Common Stock for which the record date is prior to the date on which the Participant or a Transferee of the Option shall have become the holder of record of any such shares covered by the Option.

6.2   Stock Appreciation Rights.

         (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant a Stock Appreciation Right covering any share of Company Common Stock which is at the Date of Grant also covered by an Option granted to the same Participant either prior to or simultaneously with the grant to such Participant of the Stock Appreciation Right, provided: (1) any Option covering any share of Company Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share; (2) any Stock Appreciation Right covering any share of Company Common Stock shall not be exercisable upon the exercise of any related Option with respect to the same share; and (3) an Option and Stock Appreciation Right covering the same share of Company Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Company Common Stock, the Participant will be entitled to receive an amount equal to the difference between (y) the Exercise Price established in the Award Agreement from (z) the Fair Market Value of a share of Company Common Stock on the date of exercise, which amount shall be payable as provided in Section 6.2(e).

         (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee and shall not be less than the lower of (1) the Purchase Price of the related Option or (2) 50% of the Fair Market Value on the Date of Grant of the Stock Appreciation Right. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under the related Option shall automatically be reduced by the number of shares of Company Common Stock represented by the Option or portion thereof which is surrendered as a result of the exercise of such Stock Appreciation Right.

         (c) Payment of Incremental Value. Any payment which may become due from Unisys by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (1) all in cash, (2) all in Company Common Stock, or (3) in any combination of cash and Company Common Stock. In the event that all or a portion of the payment is made in Company Common Stock, the number of shares of the Company Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of the payment by the Fair Market Value on the Exercise Date. The Committee may determine whether payment upon exercise of a Stock Appreciation Right will be made in cash or stock, or a combination thereof, upon or at any time prior to the exercise of such Stock Appreciation Right. No fractional share of Company Common Stock shall be issued to make any payment; if any fractional shares would be issuable, the mix of cash and Company Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.3   Terms of Stock Options and Stock Appreciation Rights.

         (a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments which may be cumulative) as may be determined by the Committee at the time of grant. Where payment is to be made in whole or in part in cash, no Stock Appreciation Right may be exercised prior to six months from the Date of Grant.

         (b)  Duration of Options and Stock Appreciation Rights.
Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

              (1) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

              (2)  Termination of the Award as provided in
Section 6.3(e), following the Participant's Termination of
Employment; or

              (3) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

              (4) Solely in the case of Stock Appreciation Rights, upon the expiration of the related Options.

         (c) Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Option exercise or exercise of a Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

         (d) Extension of Exercise Time. In addition to the extensions permitted under Section 6.3(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in
Section 6.3(e), subject, however to the limitations described in
Section 6.3(b)(1), (3) and (4).

         (e) Exercise of Options or Stock Appreciation Rights upon Termination of Employment.

              (1) Termination of Vested Options and Stock Appreciation Rights Upon Termination of Employment.

                   (A) Termination. In the event of Termination of Employment of a Participant other than because of death, disability or retirement on a Normal Retirement Date, to the extent the right to exercise the Option or Stock
Appreciation Right has accrued at the date of Termination of Employment, the right of the Participant or Transferee to exercise the Option or Stock Appreciation Right under the Plan shall terminate at the date of such Termination of Employment, unless otherwise provided in this Section 6.3(e) or as otherwise provided by the Committee in accordance with
Section 6.3(d).

                   (B) Disability or Retirement. Upon a Participant's Termination of Employment by reason of disability or retirement on a Normal Retirement Date, a Participant or Transferee may, within five years after the Termination of Employment, exercise all or a part of his or her Options which were exercisable upon such Termination of Employment
(or which became exercisable at a later date pursuant to Sections 6.3(e)(2) or (3)), and may, within six months after Termination of Employment, exercise all or a part of his or her Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Sections 6.3(e)(2) or (3)). In no event, however, may any Option or Stock
Appreciation Right be exercised later than the date described in Section 6.3(b)(1), (3) or (4).

                   (C)  Death.  In the event of the death of a
Participant while employed by Unisys or a Subsidiary, or within the additional period of time from the date of Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as permitted in Section 6.3(e)(1)(B) or Sections 6.3(e)(2) or (3), to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment or thereafter and did not expire during such additional period and prior to the Participant's death, the right of the Participant's Beneficiary or Transferee to exercise the Option under the Plan shall expire upon the earliest of (i) five years from the date of the Participant's death or (ii) five years from the date of the Participant's Termination of Employment or (iii) the date of expiration of the Option determined pursuant to Section 6.3(b)(1), (3) or (4).
Unless otherwise provided by the Committee in accordance with Section 6.3(d), Stock Appreciation Rights shall expire upon the Participant's death.

              (2) Termination of Unvested Options or Stock Appreciation Rights Upon Termination of Employment. Except as otherwise provided in Section 6.3(e)(3), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment.
 Notwithstanding the foregoing, the Committee, within its discretion and under such terms as it deems appropriate, may permit a Participant who terminates employment on a Normal
Retirement Date or Other Retirement Date and who will continue to render significant services to Unisys or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services.

              (3) Continued Vesting in Options upon Retirement at Age 55 with Five Years of Service -- Extended Period of Exercise --
Effective for Option Grants Made on and after April 22, 1999.
Notwithstanding anything in this Section 6.3(e) to the contrary, with respect to any Option or Stock Appreciation Right granted on or after April 22, 1999,

                   (A) to the extent that the right to exercise the Option or Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, the Participant or Transferee shall continue to vest in the Option or Stock Appreciation Right after Termination of
Employment in accordance with the vesting schedule contained in the applicable Award Agreement, and

                   (B) the Participant or Transferee may exercise the Option, to the extent the right to exercise has accrued as of the date of Termination of Employment or thereafter in accordance with this Section 6.3(e)(3), within five years of the date of the Participant's Termination of Employment, and may exercise the Stock Appreciation Right, to the extent the right to exercise has accrued as of the date of Termination of Employment or thereafter in accordance with this Section
6.3(e)(3), within six months of the date of the Participant's Termination of Employment,

     provided that the Termination of Employment occurs after the Participant has attained age 55 and completed five years of service with Unisys and/or its Subsidiaries. In no event, however, may any Option or Stock Appreciation Right be exercised later than the date described in Section 6.3(b)(1), (3) or (4).

     The rights described in this Section 6.3(e)(3) may be revoked by the Senior Vice-President, Worldwide Human Resources, or his/her successor, if in his/her discretion it is determined that the Participant has been terminated for cause or, before or after termination, has engaged in conduct that is deemed to be materially adverse or detrimental to the interests of the Company, including, but not limited to, the violation of any restrictive covenant contained in the Participant's stock option Award
Agreement.

6.4 Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to Unisys which must be received by the office of Unisys designated in the Award Agreement on or before the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant or Transferee pursuant to the Award Agreement; provided, however, that the Committee may (but need not) permit payment to be made by delivery to Unisys of either (a) shares of Company Common Stock (which may include Restricted Shares or shares issued in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and shares of Company Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant or Transferee, shares of Company Common Stock may be issued directly to the Participant's or Transferee's broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer.) In the event that any Company Common Stock shall be transferred to Unisys to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Company Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Participant or Transferee may not transfer to Unisys in satisfaction of the Purchase Price
(y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Company Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of Unisys and be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Company Common Stock transferred to Unisys as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.5   Change in Control.

         (a) Options. In the event of a Change in Control, (1) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (2) a Participant who is an elected officer or director of Unisys will be permitted to surrender for cancellation within sixty days after such Change in Control any Option or portion of an Option to the extent not yet exercised (or with respect to an Option or portion of an Option granted less than six months prior to the date of the Change in Control, within sixty days after the expiration of a six month period following the Date of Grant) and to receive a cash payment in an amount equal to the excess, if any, of (A) in the case of a Non-Qualified Stock Option, the Adjusted Fair Market
Value of the Company Common Stock subject to the Option or a portion thereof surrendered or in the case of an Incentive Stock Option, the Fair Market Value of the Company Common Stock subject to the Option or portion thereof surrendered, over (B) the Purchase Price. The provisions of this Section 6.5(a) shall be applicable to Non-Qualified Stock Options and Incentive Stock Options. The provisions of this Section 6.5(a) shall not be applicable to any Options granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Company Common Stock or Company Voting Securities.

         (b) Stock Appreciation Rights. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. Upon any exercise of a Stock Appreciation Right (other than a Stock Appreciation Right granted in tandem with a related Incentive Stock Option) or any portion thereof during the 60-day period following the Change in Control, (or with respect to a Stock Appreciation Right granted to an officer or director of Unisys less than six months prior to the date of the Change in Control, within sixty days after the expiration of a six month period following the Date of Grant) the amount payable shall be determined by reference to the Adjusted Fair Market Value of the Company Common Stock and shall be paid in cash. Stock Appreciation Rights granted in connection with Incentive Stock Options will be payable as determined by reference to the Fair Market Value of the Company Common Stock on the date of such exercise and shall be paid in cash. The provisions of this
Section 6.5(b) shall not be applicable to any Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Company Common Stock or Company Voting Securities.

                            ARTICLE VII
                         RESTRICTED SHARES

7.1   Restricted Share Awards.  The Committee may grant to any
Participant an Award of shares of Company Common Stock in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish.
 The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement with provisions subject to and not inconsistent with this Plan.

         (a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, Unisys shall cause to be transferred on the books of the Company, shares of Company Common Stock, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to Unisys as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to Unisys. At the discretion of the Company, the shares will be registered on behalf of the Participant in book entry form or will be registered in the name of the Participant with a stock certificate, appropriately legended to reference the applicable restrictions, duly issued.
All shares of Company Common Stock covered by Awards under this
Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and Award Agreement entered into by the Participant.

         (b) Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement provided for in Section 7.1(a), the Participant will become a stockholder of Unisys with respect to all shares represented under the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends (or dividend equivalents); provided, however, that any shares of Company Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 7.1(a); and

         (c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under sections 671 through 677 of the Code), pledged or sold prior to their delivery to a Participant or, in the case of a Participant's death, to the Participant's Beneficiary; and

         (d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, Unisys shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, a stock certificate for the appropriate number of shares of Company Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law. Except in the case where a Participant has made an Election described in Section 11.5(c), the appropriate number of shares shall equal the number of Restricted Shares with respect to which the restrictions have lapsed, less the number of shares of Company Common Stock, rounded up for any fraction to the next whole number, whose Fair Market Value as of the date on which the restrictions lapse is equal to such amount as is determined by Unisys to be sufficient to satisfy applicable federal, state or local withholding tax requirements. Unisys shall remit in a timely manner to the appropriate taxing authorities the amount so withheld with any partial share excess applied to federal withholding. Although the stock certificate delivered to the Participant or the Participant's beneficiary will be for a net number of shares, the Participant or the Participant's beneficiary shall be considered, for tax purposes, to have received a number of shares of Company Common Stock equal to the full number of Restricted Shares with respect to which the restrictions have lapsed. In the case where a Participant has made an Election described in Section 11.5(c) with respect to Restricted Shares, the appropriate number shall equal the number of Restricted Shares with respect to which the restrictions have lapsed.

7.2   Terms of Restricted Shares.

         (a) Forfeiture of Restricted Shares. Subject to Sections 7.2(b) and 7.3, all of the Restricted Shares with respect to a Restricted Share Award shall be forfeited and returned to Unisys and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of Unisys or a Subsidiary as an employee until the expiration of the forfeiture period and satisfies any other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period and any other terms and conditions applicable with respect to any Restricted Share Award.

         (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.3 Change in Control. In the event of a Change in Control, and irrespective of whether or not the one year period following the date of the Restricted Share Award required under the provisions of Section 7.2(a) has been met, all restrictions applicable to a pro-rata portion of the Restricted Shares represented by each such Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of stock certificates in accordance with Section 7.1(d). The pro-rata portion of the Participant's Restricted Shares represented by each Restricted Share Award shall be determined by multiplying the number of shares subject to such Award by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award period through the date of the Change in Control and the denominator of which is the number of months in the Award Period. In the event a Participant remains in the employment of Unisys following a Change in Control through the end of the Award Period for a Restricted Share Award with respect to which a pro-rata portion of the Restricted Shares granted under such Award has been delivered to a Participant under this Section, the Participant shall be entitled to receive the difference between (x) the number of Restricted Shares delivered pursuant to this Section and (y) the number of Restricted Shares or other consideration otherwise deliverable or payable at such time pursuant to the Award.

                                  ARTICLE VIII
                                PERFORMANCE UNITS

8.1   Performance Unit Awards.

         (a) Grant of Performance Units. The Committee may grant to Participants Performance Units, the value of which is related to the value of or the appreciation in the value of Company Common Stock. The number of Performance Units awarded, the method for valuing such Units, and such terms and conditions as the Committee deems appropriate shall be set forth in an Award Agreement. At the discretion of and subject to any terms established by the Committee, Participants may be credited with dividend equivalents or other distribution equivalents to correspond to dividends or distributions made with respect to holders of Company Common Stock.

         (b) Payment of Performance Units. Performance Units may become payable to the Participant after a specified period of time or upon the occurrence of a specified event such as death, disability, retirement or such other date, and may be subject to forfeiture under such circumstances, as are established by the Committee in the Award Agreement. Payment may be made in cash, Company Common Stock or in such other form, in a lump sum or installments, as the Committee establishes in the Award Agreement.

                                 ARTICLE IX
                              PERFORMANCE AWARDS

9.1   Performance Awards.

         (a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment contingent upon certain predetermined performance targets and earned during an Award Period.
Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII and may, in addition to predetermined performance targets, be based on other factors such as changes in the Fair Market Value over the Award Period. Unless otherwise determined by the Committee, the Award Period shall be a period of three calendar years commencing as of the beginning of the calendar year in which the Performance Award is granted. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced. A new Award Period shall commence each year, unless otherwise specified by the Committee.

         (b) Performance Targets. The performance targets may include specified levels of earnings per share, return on investment, return on shareholder equity and/or such other goals related to Unisys performance as may be established by the Committee in its discretion. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. The Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

         (c) Earning Performance Awards. The Committee at the Date of Grant shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets. In the event the minimum performance targets established by the Committee is not achieved, no payment shall be made to the Participant. In the event the performance targets are fully achieved, 100% of the Performance Award shall be paid to the Participant. The Committee may provide for grants up to a maximum of 150% of Performance Awards for achievement exceeding performance targets.

         (d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or Company Common Stock, or a combination of cash and Company Stock at the discretion of the Committee. Payment normally will be made as soon as is practicable following the end of an Award Period; the Committee, however, may permit deferral of the payment of all or a portion of a Performance Award paid in cash upon the request of the Participant timely made in accordance with rules prescribed by the Committee. Deferred amounts may generate earnings for the Participant under the conditions of a separate plan providing for such as adopted by the Board. The Committee, in its sole discretion, may also define such other conditions of payment of earned Performance Awards as it may deem desirable in carrying out the purposes of the Plan.

9.2   Terms of Performance Awards.

         (a) Termination of Employment. Unless otherwise provided below or in Section 9.3, in the case of a Participant's
Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

         (b) Retirement. If a Participant's Termination of Employment is because of retirement on a Normal Retirement Date or Other Retirement Date prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

         (c) Death or Disability. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) following at least twenty-four months of participation in any three year Award Period, but prior to the end of an Award Period, the Participant will be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

         (d) Pro-Rata Payment. The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award
Period, and the denominator of which is the number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 9.2 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 9.1(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

         (e) Other Events. Notwithstanding anything to the contrary in this Article IX, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate, provided that the Participant shall have completed, at his or her Termination of Employment, one year of employment after the Date of Grant. The Board may determine to pay all or a part of a Performance Award to a Participant who has completed less than one year of employment after the Date of Grant.

9.3 Change in Control. In the event of a Change in Control, a pro-rata portion of Performance Awards for all Award Periods not yet completed shall immediately become fully payable to all Participants and shall be paid within 30 days after such Change in Control to Participants. The pro-rata portion of each Performance Award shall be determined by multiplying 100 percent of the targeted award by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period as of the date of the Change in Control and the denominator of which is the total number of months in the Award Period. All payments made with respect to Performance Awards on and after the date of Change in Control shall be made wholly in cash and shall be reduced by the amount of any previous prepayment or deferral with respect to the Award. In the event a Participant remains in the employment of Unisys following a Change in Control through the end of any Award Period with respect to which a pro-rata portion of Performance Awards have been accelerated pursuant to this Section and the amounts payable as a result of the Company's reaching performance targets set forth in the Performance Award have exceeded the amounts paid to a Participant under this Section, a Participant shall be entitled to receive the difference between (x) the amount paid pursuant to this Section and (y) the amount otherwise payable at such time pursuant to the Award.

                                   ARTICLE X
                            OTHER STOCK-BASED AWARDS

10.1 Grant of Other Awards. Other Awards of Company Common Stock or other securities of Unisys Corporation and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Company Common Stock may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Company Common Stock or other securities, if any, to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

10.2 Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article X shall be subject to the following:

         (a) Any shares of Company Common Stock subject to Awards made under this Article X may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

         (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article X shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Company
Common Stock or other securities covered by the Award; and

         (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

                            ARTICLE XI
         TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

11.1 Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.3, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express approval of the holder.

11.2 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until Unisys and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or other Award acknowledgment expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.3   Modification of Award After Grant.  No Award granted under the
Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the date of its grant unless by express written agreement between Unisys and the Participant or Transferee provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee. No modifications may be made to any Awards granted to a Participant while the Participant or Transferee is subject to Section 16(b) of the Exchange Act except in compliance with Rule 16b-3.

11.4 Limitations on Transfer. Except as provided in Section 7.1(c) and this Section 11.4, a Participant's or Transferee's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant or Transferee, only the Participant or Transferee personally (or the Participant's or Transferee's personal representative) may exercise rights under the Plan. The Participant's or Transferee's Beneficiary may exercise the Participant's or Transferee's rights to the extent they are exercisable under the Plan following the death of the Participant or Transferee. The Committee, in its discretion, may allow some or all Non-Qualified Stock Options of some or all Participants to be transferable subject to limitations set forth in the Award Agreement.

11.5 Taxes. Except as otherwise provided in Section 7.1(d) with respect to Restricted Share Awards, Unisys shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by Unisys with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and Unisys may defer payment or issuance of the cash or stock upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at the time of issuance or payment (except as otherwise payable under Section 11.5(c)) in accordance with the following rules:

         (a) Unless otherwise provided by the Committee, with respect to Participants who are subject to the provisions of
Section 16(b) of the Exchange Act on the date on which the withholding requirements apply, Unisys shall withhold from such Award the appropriate number of shares of Company Common Stock, rounded up to the next whole number, whose Fair Market Value is equal to such amount, or, in the case of a cash payment, the amount of cash, as is determined by Unisys to be sufficient to satisfy applicable tax withholding requirements;

         (b) With respect to Participants who are not subject to the provisions of Section 16(b) of the Exchange Act on the date on which the withholding requirements apply, the Participants shall have the right to elect to meet his or her withholding requirement through the method described in Subsection (a) above or by direct payment to Unisys of the amount of any taxes required to be withheld with respect to such Award; provided however, that the payment of withholding requirements with respect to Restricted Share Awards shall be governed solely by the provisions of Section 7.1(d).

         (c)  Election to be Taxed at Date of Grant.

              If permitted under applicable Federal income tax laws, a Participant may elect to be taxed in the year in which an Award is made. If the Participant makes such an election, the Participant shall promptly notify Unisys in writing and shall provide Unisys with a copy of the executed election form as filed with the Internal Revenue Service by no later than thirty days from the Date of the Grant. Promptly following such notification, the Participant shall pay directly to Unisys the cash amount determined by Unisys to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

11.6 Modification for Overseas Participants. Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Participants who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Participant in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.

11.7 Special Provisions for Certain Non-Employees. Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan to non-employees who, in the judgment of the Committee, render significant services to Unisys or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan.

11.8 Surrender of Awards. Any Award granted under the Plan may be surrendered to Unisys for cancellation on such terms as the Committee and holder approve.

11.9   Adjustments to Reflect Capital Changes.

         (a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power to determine the amount of the adjustment to be made in each case.

         (b) Sale or Reorganization. After any reorganization, merger or consolidation in which Unisys is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Company Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Participant had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers or consolidations of the character described above.

         (c) Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation in which Unisys or a Subsidiary of Unisys shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 425 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation whose stock subject to the old options may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.10 No Right to Employment. No employee or other person shall have any claim of right to be granted an Award under this Plan. Either the Plan or any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Unisys or any of its Subsidiaries.

11.11 Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which are maintained by Unisys or any of its Subsidiaries, except as may be determined by the Board.

11.12 Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith.

11.13 No Strict Construction. No rule of strict construction shall be implied against Unisys, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.14 Compliance with Rule 16b-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.15 Captions. The captions (i.e., all underlined words) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.16 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and
(b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.17  Amendment and Termination.

         (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time and to add any other stock award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the stockholders of Unisys or by any other person, committee or entity of any kind shall be required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of Unisys, make any amendment which requires shareholder approval under Rule 16b-3 or the Code, unless such compliance is no longer desired, or under any other applicable law. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan or without the consent of a Transferee, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the stockholders of Unisys if such amendment shall have been submitted for a vote by the stockholders at a duly called and constituted meeting of such stockholders at which a quorum is present and a majority of the votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment.

         (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.


September 22, 2000